Camber Energy, Inc. 8-K

Exhibit 99.1

Camber Energy Announces Execution of Non-Binding Memorandum of Understanding Relating to Asset Acquisition

November 30, 2018

Houston, TX / ACCESSWIRE / November 30, 2018 / Camber Energy, Inc. (NYSE American: CEI) (the “Company” or “Camber”), based in Houston, Texas, a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids, announced the execution of a non-binding memorandum of understanding in connection with the contemplated acquisition of an asset located in Greely and Hamilton Counties, Kansas for a purchase price of $4,000,000 in equity. The closing of the transaction is subject to customary closing conditions, negotiation of final transaction documents and transaction terms, and other conditions, and may not close timely, on the terms set forth in the Memorandum of Understanding, or at all. The closing is contemplated to occur in December 2018.

In the event the transaction closes, the Company will acquire working interests which include up to approximately 30,000 net leasehold acres in Greely and Hamilton Counties, Kansas, including 181 non-producing well bores. The acquisition will also include some existing production and the required infrastructure and equipment necessary to support future hydrocarbon production.

Camber is evaluating hydrocarbon production opportunities across all of the to-be acquired acreage including the existing non-producing well bores for workover opportunities. The Company plans to begin the process of reestablishing production from some of the non-producing well bores assuming the closing occurs.

Louis G. Schott, the Interim CEO of Camber noted that, “We are currently performing due diligence on this opportunity. In the event we are satisfied with our due diligence and close the transaction, this acquisition will provide significant opportunities for the Company to increase its production, cash flows and reserve base. We plan to begin workovers as quickly as possible following a closing with the goal of having production from some of the non-producing well bores restored within a month of closing.”

Mr. Schott continued, “This is all part of Camber's plan to add similar low risk acquisitions which can provide an inventory of opportunities to grow the Company through increases in cash flow and reserve base.”

About Camber Energy, Inc.

Based in Houston, Texas, Camber Energy (NYSE American: CEI) is a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids in the Texas Panhandle as well as other basins. For more information, please visit the Company's website at www.camber.energy.

Safe Harbor Statement and Disclaimer

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Camber believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline which could cause Camber to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; risks relating to the absence or delay in receipt of government approvals or third party consents; risks relating to funding we may never receive pursuant to the November 2018 Stock Purchase Agreement; risks relating to our ability to close the transactions contemplated by the Memorandum of Understanding; and other risks described in Camber's Annual Report on Form 10-K and other filings with the SEC, available at the SEC's website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company's SEC filings are available at http://www.sec.gov.

SOURCE: Camber Energy, Inc.

Released November 30, 2018